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                                                                    EXHIBIT 99.2

                                    FORM OF

                         NOTICE OF GUARANTEED DELIVERY

                                      for

                 Tender of $77,500,000 principal amount of the
                         11 1/2% Senior Notes Due 2006
                                in Exchange for
                     11 1/2% Series B Senior Notes Due 2006

                                       of

                       WASTE SYSTEMS INTERNATIONAL, INC.

    This Notice of Guaranteed Delivery may be used by any registered holder of outstanding 11 1/2% Senior Notes Due 2006 (the "Notes") meeting all of the following requirements: (1) for purposes of federal securities laws, such registered holder is not an "affiliate" of Waste Systems International, Inc. or are not otherwise ineligible to participate in the exchange offer; and (2) such registered holder wishes to tender its Notes in exchange for a like principal amount of new 11 1/2% Series B Senior Notes Due 2006; and (3) such registered holder's Notes are not immediately available or such registered holder cannot deliver its Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to IBJ Whitehall Bank & Trust Company (the "Exchange Agent") prior to the Expiration Date.

    This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering" in the prospectus dated July 13, 1999 of Waste Systems International, Inc. (the "Prospectus"). Capitalized terms not defined herein are defined in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                       IBJ WHITEHALL BANK & TRUST COMPANY

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         BY HAND/OVERNIGHT DELIVERY:                             BY MAIL:
                                                    (insured or registered recommended)
     IBJ Whitehall Bank & Trust Company             IBJ Whitehall Bank & Trust Company
              One State Street                      P.O. Box 84, Bowling Green Station
             New York, NY 10004                           New York, NY 10274-0084
  Attn: Securities Processing Subcellar One     Attn: Reorganizations Operations Department
                   (SC-1)
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                                 BY FACSIMILE:
                                 (212) 858-2611

                            TELEPHONE CONFIRMATION:
                                 (212) 858-2103

    Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Prospectus), such signature guarantee must appear to the application space provided on the Letter of Transmittal for Guarantee of Signatures.
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Ladies and Gentlemen:

    The undersigned hereby tenders the principal amount of Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus, receipt of which is hereby acknowledged.

                       DESCRIPTION OF SECURITIES TENDERED

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
NAME AND ADDRESS OF
REGISTERED
HOLDER AS IT APPEARS ON THE
11 1/2% SENIOR                 CERTIFICATE NUMBER(S)          PRINCIPAL AMOUNT
NOTES DUE 2006                 OF NOTES TENDERED              OF NOTES TENDERED
(PLEASE PRINT)

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                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the Untied States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Notes, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

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
Name of Firm:                                  (Authorized Signature)
Address:                                       Title:
                                               Name:
                                   (Zip Code)       (Please type or print)
Area Code and Telephone Number:                Date:
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        NOTE: DO NOT SEND NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY;
             NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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